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                                                                   EXHIBIT 10.22


                      DATED THIS 11TH DAY OF FEBRUARY 1997




                                     BETWEEN




                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                                 (THE BORROWER)




                                       AND




                      POST OFFICE SAVINGS BANK OF SINGAPORE
                                  (THE LENDER)





                              ---------------------

                                 LOAN AGREEMENT
                              ---------------------















                                  (SEMCON.FA2)


                             KHATTAR WONG & PARTNERS
                                    SINGAPORE

                                    CONTENTS

CLAUSE               HEADING                                                PAGE
------               -------                                                ----
1     DEFINITIONS ...........................................................  1

2     FACILITY ..............................................................  4

3     PURPOSES OF THE FACILITY ..............................................  4

4     CONDITIONS PRECEDENT TO DISBURSEMENT
      OF THE FACILITY .......................................................  4

5     DRAWING UNDER THE FACILITY ............................................  4

6     CANCELLATION ..........................................................  5

7     INTEREST ..............................................................  5

8     REPAYMENT .............................................................  6

9     PREPAYMENT ............................................................  6

10    PAYMENTS ..............................................................  6

11    TAXES .................................................................  7

12    CHANGE IN CIRCUMSTANCES ...............................................  8

13    SET-OFF ...............................................................  8

14    REPRESENTATIONS AND WARRANTIES ........................................  9

15    AFFIRMATIVE UNDERTAKINGS .............................................. 10

16    NEGATIVE UNDERTAKINGS ................................................. 11

17    EVENTS OF DEFAULT ..................................................... 12

18    INDEMNITY ............................................................. 14

19    CURRENCY INDEMNITY .................................................... 14

20    WAIVER NOT TO PREJUDICE RIGHT OF THE LENDER ........................... 15

21    INDULGENCE OF THE LENDER NOT TO
      DISCHARGE THE BORROWER ................................................ 15

22    FEES AND EXPENSES ..................................................... 16

23    DEFAULT IN PAYMENT OF EXPENSES ........................................ 16

24    NOTICES ............................................................... 16

25    SUCCESSORS AND ASSIGNS ................................................ 17

26    SEVERABILITY .......................................................... 17

27    DISCLOSURE ............................................................ 17

28    CALCULATION AND EVIDENCE .............................................. 17

29    GOVERNING LAW AND SUBMISSION TO
      JURISDICTION .......................................................... 17

SCHEDULE 1................................................................... 18

SCHEDULE 2................................................................... 19

         THIS AGREEMENT is made the 11th day of February, One thousand nine hundred and ninety-seven (1997) Between:-

         1. CHARTERED SEMICONDUCTOR MANUFACTURING LIMITED (Company Registration No. 198703584), a company incorporated in Singapore and having its registered office at 60 Woodlands Industrial Park D Street 2 Singapore 738406 (hereinafter called the "Borrower") of the one part; and

         2. POST OFFICE SAVINGS BANK OF SINGAPORE, a body corporate incorporated in Singapore under the Post Office Savings Bank of Singapore Act and having its registered office at 73 Bras Basah Road POSB Centre, Singapore 189556 (hereinafter called the "Lender") of the other part.

         WHEREAS at the request of the Borrower, the Lender has agreed to make available to the Borrower a term loan facility of not exceeding the aggregate principal amount of DOLLARS FIFTY MILLION ($50,000,000.00) subject to the terms and conditions hereinafter appearing.

         NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-

1.   DEFINITIONS

1.1 In this Agreement and the Schedules, except to the extent that the context requires otherwise:-

         "AGREEMENT" or "THIS AGREEMENT" means this Agreement and all amendments and variations thereof from time to time;

         "AVAILABILITY PERIOD" means, subject to the discretion of the Lender to extend the period at the request of the Borrower, the period commencing on the date of this Agreement and ending on 15 February 1997;

         "BORROWER" includes its successors;

         "BUSINESS DAY" means any day (excluding Saturdays, Sundays and public holidays) on which banks in Singapore are open for business;

         "DEFAULT INTEREST RATE" means the rate of 4% per annum over the Lender's posted board rate for deposits placed with the Lender for amounts up to Dollars One Hundred Thousand ($100,000.00) or such other amount as the Lender may from time to time determine;

         "DOLLAR", "DOLLARS" and the symbol "$" mean the lawful currency for the time being of Singapore;

         "DRAWING" means the Drawing made or to be made under the Facility in terms of Clause 5;


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         "EVENTS OF DEFAULT" means the events mentioned in Clause 17.1; and
         "EVENT OF DEFAULT" means any one of them;

         "FACILITY" means the term loan facility granted by the Lender to the Borrower under this Agreement;

         "INTEREST PAYMENT DATE" means the last day of each Interest Period;

         "INTEREST PERIOD" means each successive period of six (6) months determined as follows:-

         (i) the first Interest Period shall commence on the date on which the Drawing is made from the Facility and end on the date falling six (6) months immediately following;

         (ii) each subsequent Interest Period shall commence forthwith upon the expiry of the previous Interest Period and end on the date falling six (6) months immediately following;

         (iii) an Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next day which is a Business Day; and

         (iv) an Interest Period which would otherwise end after the Repayment Date shall be abridged to end on the Repayment Date;

         "INTEREST RATE" has the meaning ascribed to it in Clause 7.1;

         "LENDER" includes its successors and assigns;

         "MARGIN" means one percent (1%);

         "POTENTIAL EVENT OF DEFAULT" means any condition act omission or event which with the giving of notice, lapse of time and/or determination of materiality or other condition would become an Event of Default;

         "REFERENCE BANKS" mean The Development Bank of Singapore Limited, United Overseas Bank Limited, Overseas Union Bank Limited and Oversea-Chinese Banking Corporation Limited;

         "RELATED CORPORATIONS" means Singapore Technologies Pte Ltd (including its successors and assigns) and the Borrower's subsidiaries and for the purposes of this Agreement, shall not mean a related corporation as defined under Section 4 of the Companies Act (Cap. 50); and "RELATED CORPORATION" means any or each (as the context way require) of them;


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         "REPAYMENT DATE" means the date immediately following five (5) years from the date of first disbursement of the Facility or such later date permitted by the Lender;

         "SIBOR" means, in respect of each Interest Period the arithmetic mean (rounded if necessary to the nearest 1/16 of 1%) of the respective rates quoted by the Reference Banks to the Lender at its request as the rates offered to banks in the Singapore inter-bank market for deposits in Singapore Dollars for the required amount for such Interest Period at or about 11:00 am on the second Business Day before the commencement of such Interest Period, but if any of the Reference Banks cannot quote a rate as aforesaid, SIBOR shall be treated as not capable of being determined;

         "SUBSTITUTED BASIS" means the alternative basis for charging interest as mentioned in Clause 7.2;

         "TOTAL INDEBTEDNESS" means at any time, all amounts (whether of principal, interest, fees or otherwise) at that time owing or payable (whether contingently or otherwise) from the Borrower to the Lender under the provisions of this Agreement;

1.2      Any reference in this Agreement to:-

         1.2.1 "borrowed moneys" means (a) moneys borrowed or raised (including hire under financial leases) and interest thereon,
                  (b) any liability under any bond, note, guarantee, indemnity or other security or under acceptance credit facilities, (c) any liability in respect of the acquisition cost of assets or services to the extent payable after the time of acquisition or possession thereof which upon default in payment thereof would materially or adversely affect the financial condition of the Borrower or its Related Corporations, and (d) any guarantee or other assurance against financial loss in respect of such moneys borrowed or raised, interest or liability;

         1.2.2 "certified copy" means a copy certified by an authorised signatory as being a true, complete and up to date copy of an original then currently in full force and effect;

         1.2.3 a "Clause", "Recital" or "Schedule" is to be construed as a reference to a clause, recital or schedule of this Agreement unless the context requires otherwise;

         1.2.4 an "encumbrance" includes any mortgage, charge (whether fixed or floating), pledge, lien, hypothec, hypothecation, assignment, fiduciary assignment, fiduciary transfer, power of attorney to establish hypothec, power of attorney to sell, security interest or any other type of


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                  preferential agreement or arrangement having substantially the same economic effect (including sale and repurchase agreements, title retention or flawed asset arrangements);

         1.2.5 "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         1.2.6 a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

         1.2.7 a "subsidiary" shall mean a subsidiary as defined in the Companies Act (Chapter 50, Singapore Statutes);

         1.2.8 "tax" shall be construed so as to include any present or future tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed, levied, collected, withheld or assessed by any agency of any state;

         1.2.9 the "winding-up", "dissolution" or "judicial management" of a company, the "bankruptcy" of an individual, the appointment of a receiver and/or manager, liquidator, administrator, judicial manager or trustee shall be construed so as to include any equivalent or analogous proceedings or appointment under the law of the jurisdiction in which such company is incorporated or such individual is domiciled or any jurisdiction in which such company or such individual carries on business or has assets;

         1.2.10 a "year", "month" or "day" shall be construed as a reference to a calendar year, a calendar month or a calendar day;

         1.2.11 any statute or other legislation, subsidiary legislation or rules shall be read as referring to such statute or other legislation, subsidiary legislation or rules as amended or re-enacted from time to time; and

         1.2.12 a time of day is a reference to Singapore time unless provided otherwise.

1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.


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

1.4 Words denoting the singular number shall also include the plural and vice versa and words denoting the masculine gender shall also include the feminine gender and neuter gender and references to any gender shall include any other gender.

2.   FACILITY

         Subject to the terms and conditions herein contained, the Lender shall make available to the Borrower a term loan facility ("THE FACILITY") of DOLLARS FIFTY MILLION ($50,000,000.00) Provided that if any portion of the Facility is cancelled by the Borrower or the Lender pursuant to the provisions of this Agreement or by mutual agreement, the limit of the Facility shall be reduced accordingly.

3.   PURPOSES OF THE FACILITY

         Subject to the term and conditions of this Agreement, the Borrower shall utilise the Facility for the purpose of the Borrower's working capital requirements or any other business purposes.

4.   CONDITIONS PRECEDENT TO DISBURSEMENT OF THE FACILITY

4.1 Subject to the Lender's discretion otherwise, the Facility will become available to the Borrower only after the Lender has received from the Borrower all the documents, payments and evidence listed in Schedule 1 and each is in form and substance satisfactory to the Lender.

4.2 Subject to Clause 4.1, the following conditions shall also have to be satisfied before the Facility is made available to the Borrower:-

         4.2.1 that all acts, conditions and things required to be done and performed under Schedule 1 shall have been done and performed and have happened in due and strict compliance with all applicable laws; and

         4.2.2 that there is no material adverse change in the financial condition, operating environment, management of the Borrower or any other conditions which in the reasonable opinion of the Lender will materially affect the ability of the Borrower to perform its obligations under this Agreement.

5.   DRAWING UNDER THE FACILITY

5.1 Subject to the Lender's discretion to permit otherwise, the Borrower may on any Business Day during the Availability Period applicable to the Facility request for one Drawing for the full amount granted under the Facility by giving to the Lender written notice in substantially the form provided in Schedule 2 not later than three (3) Business Days prior to the intended date of drawdown, Provided


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         Always that on both the date of such notice and on the date of the proposed drawdown:-

         5.1.1 no Event of Default has occurred which remains unwaived and no Potential Event of Default has occurred;

         5.1.2 the representations and warranties contained in Clause 14 of this Agreement are correct and accurate in all material respects.

5.2 Once having been given by the Borrower, the notice shall be irrevocable and the Borrower shall be bound to borrow and draw in accordance with the notice. In addition to the other remedies of the Lender hereunder, the Borrower shall have full liability and accountability for any costs incurred by the Lender resulting from the failure of the Borrower to effect the Drawing in full for any reason whatsoever or a failure to satisfy the conditions of the Drawing, including but not limited to losses from re-employment of funds obtained for the Drawing at rates lower than the cost of such funds or any expense incurred by the Lender in liquidating such funds as such Lender may certify.

5.3 Any part of the Facility left undrawn shall be deemed to be cancelled by the Borrower on that date and shall not subsequently be available to the Borrower.

6.   CANCELLATION

6.1 The Borrower may, at any time during the Availability Period and upon payment of the cancellation fee stipulated in Clause 6.5, cancel the whole or any part of the Facility.

6.2 In the event any part of the Facility is deemed cancelled in terms of Clause 5.3, the Borrower shall forthwith pay the cancellation fee stipulated in Clause 6.5.

6.3 Upon such cancellation becoming effective the Facility shall be reduced by the amount of such cancellation.

6.4 No part of the Facility which has been cancelled may be redrawn or reborrowed, unless the Lender permits otherwise.

6.5 A cancellation fee equivalent to zero point five per cent (0.5%) flat shall be payable by the Borrower to the Lender on any amount of the Facility cancelled or deemed to be cancelled by the Borrower.

7.   INTEREST AND DEFAULT INTEREST

7.1 The Borrower shall pay to the Lender on each Interest Payment Date interest on the Facility at the rate of the aggregate of the Margin and the SIBOR ("the Interest Rate") for each Interest Period, such interest shall accrue from day to day and


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         shall be calculated on the principal amount of the Facility for the time being owing and unpaid and compounded semi-annually.

7.2 If, in relation to any Interest Period, the Lender reasonably determines that (a) SIBOR is not capable of being determined or (b) by reason of circumstances affecting the Singapore inter-bank market generally, adequate and fair means do not exist for ascertaining SIBOR for that relevant Interest Period, the Lender shall notify the Borrower of the same. The Borrower and the Lender shall then negotiate in good faith with a view to agreeing to an alternative basis (the "Substitute Basis", which expression shall mean such alternative basis agreed by the Borrower and the Lender) for calculating the interest payable on the Facility for that Interest Period.

7.3 In the event of failure by the Borrower to make payment on the due date of any sum due under this Agreement (whether by way of a repayment of the Facility or payment of any principal, interest or fee or otherwise howsoever) then subject always to and without prejudice to the other rights and remedies of the Lender contained in this Agreement, the Borrower shall (to the fullest extent permitted by applicable law) pay to the Lender interest at the Default Interest Rate on that overdue sum from the date of default up to the date of actual payment (as well after as before judgment), such interest to be calculated with monthly rests and shall be payable on the last day of each month.

7.4 Interest payable under this Agreement shall be computed on the basis of a three hundred and sixty-five (365)-day year and on actual days elapsed.

7.5 No part of any payment made by the Company shall be treated as a repayment of principal until after interest due or deemed to be due or accrued has been paid.

7.6 The Borrower hereby covenants to pay to the Lender all interest payable by the Borrower to the Lender as provided in any provisions of this Agreement.

8.   REPAYMENT

         The Borrower hereby covenants to repay to the Lender the Facility in one lump sum without demand on the Repayment Date.

9.   PREPAYMENT

9.1 The Borrower may upon giving not less than thirty-one (31) days prior notice in writing to the Lender and upon paying any prepayment fee payable in accordance with Clause 9.2 together with all interest and other moneys accrued in respect of the amount to be prepaid up to the date of prepayment prepay in advance on an Interest Payment Date the whole or any part of the Drawing made under the Facility in accordance with the provisions of this Clause Provided that any partial prepayment shall be in an amount of not less than Dollars Five Million


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         ($5,000,000.00) and equal to integral multiples of Dollars One Million
         ($1,000,000.00).

9.2 A prepayment premium computed at the rate of zero point five per cent (0.5%) flat of each amount prepaid shall be payable by the Borrower to the Lender.

9.3 Notice of intended prepayment once having been given by the Borrower shall be irrevocable and it shall be obligatory on the Borrower to make the prepayment in accordance with the notice, failing which interest at the Default Interest Rate shall be payable thereon.

9.4 No partial prepayment of any sums under the Facility shall relieve the Borrower of its obligations under this Agreement except to the extent of the amount prepaid.

9.5 The Borrower shall not repay or prepay to the Leader the Drawing otherwise than in accordance with the provisions of this Agreement and each amount prepaid shall be cancelled and may not be redrawn or reborrowed.

10.  PAYMENTS

10.1 All payments by the Borrower to the Lender of principal, interest and all other sums due and payable by the Borrower to the Lender hereunder shall be made in Dollars, not later than 11:00 a.m. on due day in immediately available and free transferable funds to such account of the Lender in Singapore as the Lender may from time to time designate or in such other manner as the Lender may reasonably direct.

10.2 If any sum shall become due for payment hereunder on a day which is not a Business Day, such payment must be made on the next succeeding Business Day, unless that succeeding Business Day falls within the next calendar month, in which case such payment must be made on the previous Business Day, and interest shall be adjusted accordingly.

10.3 All payments made to the Lender shall be applied first against fees and expenses payable hereunder, then against interest due on amounts in default, if any, then against interest due on principal moneys outstanding under the Facility, and thereafter against the principal moneys and all other moneys outstanding under this Agreement.

11.  TAXES

11.1 All sums payable by the Borrower under this Agreement shall be paid (i) free of any restriction or condition, (ii) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax and (iii) without deduction or withholding (except to the extent required by law) on


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         account of any other amount, whether by way of set-off counterclaim or otherwise.

11.2 If (i) the Borrower or any other person making payment on behalf of the Borrower is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Borrower to the Lender under this Agreement or (ii) the Lender (or any person on its behalf) is required by law to make any deduction or withholding from, or (except on account of tax on the overall net income of the Lender) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender under this Agreement:-

         11.2.1 the Borrower shall notify the Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

         11.2.2 the Borrower shall pay any such tax or other amount before the date on which the penalties attach thereto, such payment to be made, if the liability to pay is imposed on the Borrower, for its account, or otherwise on behalf of and in the name of the Lender;

         11.2.3 the sums payable by the Borrower shall (except, in the case of any such payment, to the extent that its amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date and retains (free from the liability in respect of any such deduction, withholding or payment) a not sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made;

         11.2.4 within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or the amount which it is required by Clause 11.2.2 above to pay, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

         Provided that in any such event the Borrower shall be entitled to prepay the Drawing in accordance with this Agreement, but without any premium, together with accrued interest thereon and any other sum then due to the Lender under this Agreement.

11.3 If directly as a consequence of any such deduction or withholding by the Borrower (as referred to in the first paragraph of Clause 11.2) and payment by the Borrower to the relevant taxing or other authority, the Lender shall receive or be granted a credit against any taxes payable by it in relation solely to the sum from


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

         which such deduction or withholding was made, the Lender shall (to the extent to which the Lender may do so without prejudicing the retention of the amount of such credit and without prejudice to the rights of the Lender to obtain any other relief or allowance available to it and generally to organise its tax affairs in such manner as it sees fit), reimburse the Borrower with such amount as the Lender shall certify to be the proportion of such credit as will leave the Lender (after such reimbursement) in no worse position than that in which it would have been had there been no such deduction or withholding from the payment by the Borrower as aforesaid and such reimbursement shall be made as soon as practicable after the Lender has received the benefit of such credit. Nothing in Clause 11.3 shall entitle the Borrower to access to the Lender's tax records or to its book of account.

11.4 Without prejudice to the generality of the foregoing, in the event that any goods and services tax or any other taxes levies or charges whatsoever now or hereafter required by law to be paid on or in respect of any sums payable to the Lender or any other matters under or relating to this Agreement, the same shall (except to the extent prohibited by law) be borne and paid by the Borrower and the Borrower shall pay to the Lender on demand a sum equivalent to the amount of such goods and services tax or other taxes, levies or charges (or such part thereof which the law does not prohibit the Lender from collecting from the Borrower) less any such part thereof as has been paid by the Borrower under the preceding subclause, in addition to all other sums payable to the Lender under this Agreement.

12.  CHANGE IN CIRCUMSTANCES

12.1 If at any time the Lender reasonably determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of the Facility to remain outstanding, to make, fund or allow to remain outstanding all or part of the Drawing, to carry out all or any of its other obligations under this Agreement and/or to charge or receive interest at the rate or rates applicable upon the Lender notifying the Borrower and setting out reasonable details of such circumstances, the Facility or such part thereof to comply with such directive as the Lender shall think fit shall be cancelled and the Borrower shall prepay the Drawing without premium together with accrued interest thereon and any other sum then due to the Lender under this Agreement or such part thereof to comply with such directive as the Lender shall require within the period allowed; The expression "PERIOD ALLOWED" used in this Clause 12.1 shall mean the period of time beyond which it will become unlawful or contrary to any directive of any agency of any state for the Lender to allow all or part of the Facility to remain outstanding, to make, fund or allow to remain outstanding all or part of the Drawing, to carry out all or any of its other obligations under this Agreement and/or to charge or receive interest at the rate or rates applicable or which will be applicable as aforesaid under this Agreement.


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

12.2 If the Lender reasonably determines that, as a result of (a) the introduction of or any change in, or in the interpretation or application of any law or (b) compliance by it with any directive of any agency of any state:-

         12.2.1 the cost to the Lender of maintaining all or any part of the Facility is increased; and/or

         12.2.2 any sum received or receivable by the Lender under this Agreement or the effective return to it under this Agreement is reduced (except on account of tax on its overall net income); and/or

         12.2.3 the Lender makes any payment (except on account of tax on its overall net income) or foregoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, the Borrower shall indemnify the Lender against that increased cost, reduction, payment or foregone interest or other return and, accordingly, shall from time to time on demand (whenever made) pay to the Lender the amount certified by it to be necessary so to indemnify it (such certification to set out the basis of such amount payable) Provided that in such event the Borrower shall be entitled to prepay the Drawing in accordance with this Agreement but without any premium, together with accrued interest thereon and any other sum then due to the Lender under this Agreement.

13.  SET-OFF

13.1 Upon the occurrence of an Event of Default, in addition to any banker's lien right of set-off or other right which the Lender may have the Lender shall be entitled at any time and without notice to the Borrower to combine or consolidate all or any of the accounts of the Borrower including accounts of the Borrower either alone or jointly with others (whether current, deposit, savings or of any other nature whatsoever, and whether in Dollars or other currency) wheresoever situate (in Singapore or elsewhere) and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any moneys, obligations and liabilities of the Borrower to the Lender on any other account whether in Singapore or elsewhere and whether such liabilities be actual contingent primary collateral several or joint. Upon the Lender exercising its rights under this Clause, it shall promptly thereafter give written notice thereof to the Borrower.

13.2 The Lender shall be entitled at its absolute discretion at any time and from time to time whether or not an Event of Default has occurred after prior notice to the Borrower to debit any account of the Borrower with the Lender (whether in Singapore or elsewhere) for the Total Indebtedness or any part thereof Provided Always that any such debit shall not constitute nor be deemed to be a payment of any moneys to which it relates (except to the extent of any amount in credit in the said account of the Borrower with the Lender) nor shall it be deemed a waiver of a Potential Event of Default or an Event of Default or any other event of default under this Agreement.

14.  REPRESENTATIONS AND WARRANTIES

14.1     The Borrower hereby represents and warrants to the Lender as follows: -

         14.1.1 that the Borrower is a company with limited liability duly registered and validly existing under the laws of Singapore and has the power and authority to own assets and to conduct the business which it conducts and/or proposes to conduct;

         14.1.2 that the Borrower has full power and authority to consummate the transactions contemplated by this Agreement and to borrow the Facility;

         14.1.3 that this Agreement constitute legal, valid and binding obligations of the Borrower and is enforceable in accordance with its terms;

         14.1.4 that there are no proceedings pending before any court or to the knowledge of the Borrower threatened against or affecting the Borrower and no proceedings are before any government agency or administrative body pending or to the knowledge of the Borrower threatened against the Borrower which if adversely determined would materially or adversely affect its financial condition or operations or impair its rights to carry on its business substantially as now conducted or the ability of the Borrower to pay, when due, the principal of and interest on the Facility and any other sums that may become due and owing hereunder and to the best of the knowledge and belief of the Borrower, the Borrower has complied with all applicable statutes and regulations and with the requirements of all governmental authorities having jurisdiction over the Borrower;

         14.1.5 that the certified true copies of the Memorandum and Articles of Association and the Board of Directors' resolutions of the Borrower delivered to the Lender are true and accurate copies of the corporate records of the Borrower;

         14.1.6 that the Borrower is not in default in the payment or performance of any of its obligations for borrowed moneys;

         14.1.7 that there is no provision of any existing mortgage, trust, deed, contract, licence, franchise, concession or agreement binding on the Borrower which is being contravened or breached by the acceptance by the Borrower of the Facility or the execution of this Agreement or by the performance or observance of any of its obligations under this Agreement;

         14.1.8 that no Event of Default or Potential Event of Default has occurred or is continuing;

         14.1.9 that save as otherwise disclosed to the Lender in writing or otherwise permitted under Clause 16.2, no security or encumbrance exists on or over the assets of the Borrower;

         14.1.10 that no steps have been taken or are being taken to appoint a receiver and/or manager or a judicial manager to take over the assets of the Borrower and/or any of its Related Corporations or a liquidator to wind up the Borrower or any of its Related Corporations;

         14.1.11 that the Borrower has paid and discharged all taxes rates rents and governmental charges upon the Borrower or its properties or adequate reserves have been established for the payment thereof;

         14.1.12 that save as disclosed in writing to the Lender, there is no material adverse change in the financial condition, operating environment or management of the Borrower since the date of the last audited accounts of the Borrower;

         14.1.13 that all audited financial statements of the Borrower which have previously been submitted to the Lender are complete and correct and fairly represent the financial condition of the Borrower and the results of its operations for the period stated in accordance with generally accepted accounting principles applied on a consistent basis;

         14.1.14 that all statements documents and information submitted by the Borrower to the Lender relating to the business, assets and financial condition or management of the Borrower are true complete and correct in all material respects as at the date when such statements, documents and information is given and the Borrower is not aware of any facts or circumstances which have not been disclosed to the Lender and which might have a material effect or the business, assets, financial condition or management of the Borrower.

14.2 Each of the representations and warranties contained in the preceding sub-clauses shall survive and continue to have full force and effect after the execution of this Agreement and the Borrower hereby warrants to the Lender that the above representations and warranties will be true and correct and fully observed as if repeated then by reference to the then existing circumstances until all moneys payable or agreed to be paid to the Lender under this Agreement are fully repaid.

15.  AFFIRMATIVE UNDERTAKINGS

         The Borrower hereby undertakes and agrees with the Lender as follows:-

15.1 that the Borrower shall, upon receipt of a written request, duly furnish to the Lender annually as soon as possible and in any event not later than one hundred and eighty (180) days after the close of its financial year the audited financial statements of the Borrower consisting of a balance sheet as of the close of such respective financial years and a statement of its respective profits and loss for the period then ended in accordance with generally accepted accounting practices and principles consistently applied and signed by its respective auditors, such auditors to be acceptable to the Lender;

15.2 that the Borrower shall carry on and conduct its affairs and business in a proper and efficient manner and will keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice and shall procure that each of its subsidiaries shall also do so;

15.3 that the Borrower shall observe, perform and comply with all the covenants undertakings stipulations terms and conditions of this Agreement;

15.4 that the Borrower shall duly pay and discharge all rents, rates, taxes, assessments and governmental charges from time to time levied upon it or against its properties, business and operations prior to the date on which penalties become attached thereto unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings;

15.5 that the Borrower shall furnish and provide the Lender with and permit the Lender to obtain all such statements information explanation and data as the Lender may reasonably require regarding the financial state or condition of the Borrower (other than confidential information of a price sensitive nature);

15.6 that unless the Lender permits otherwise the Borrower shall use the Facility only for the purposes specified;

15.7 that the Borrower shall obtain all necessary licences and comply with all laws regulations rules and orders relating to the carrying on of its business;

15.8 that the Borrower shall at its own expense, execute, sign, perfect, do and if required register every document, act or thing as in the reasonable opinion of the Lender may be necessary or desirable for the purpose of implementing the terms and provisions of this Agreement;

15.9 that the Borrower shall deliver to the Lender upon demand any documents or evidence under any provisions hereof the production of which has been waived and to comply with all the terms and conditions of any provisions hereof which have been waived;

15.10 that the Borrower shall promptly notify the Lender of any material event or adverse change in the condition (financial or otherwise) or management of the Borrower and of any circumstances which will adversely affect the Borrower's ability to perform its obligations hereunder.

16.  NEGATIVE UNDERTAKINGS

         Except with the prior written consent of the Lender, such consent not to be unreasonably withheld, the Borrower shall not:-

16.1 effect any form of reconstruction or amalgamation by way of a scheme of arrangement or otherwise nor approve, permit or suffer any change of ownership or transfer of any part of its issued share capital or any change in its shareholding Provided that the Lender's consent shall not be required where any such reconstruction, amalgamation or change in ownership or shareholding is the result of a restructuring exercise within the Singapore Technologies Group of Companies;

16.2 create or permit to arise or subsist any mortgage, charge (whether fixed or floating), pledge, hypothecation, lien or any other encumbrance whatsoever on its properties and assets without the consent of the Lender such consent not to be unreasonably withheld other than liens arising solely by operation of law and not by way of contract and are discharged within fourteen (14) days from the date of such liens arising;

16.3 assign or enter into any arrangements to assign its account receivables Provided that the Lender's consent shall not be required where such assignment is to a company within the Singapore Technologies Group of Companies;

16.4 terminate any of its businesses as now conducted which will substantially and adversely affect the financial condition of the Borrower; and

16.5 amend or alter any of the provisions in its Memorandum or Articles of Association which will result in any change in the nature of business or the borrowing powers of the Borrower.

17.  EVENTS OF DEFAULT

17.1     Upon the happening of any of the following events:-

         17.1.1 if a demand is made for payment of all or any moneys payable by the Borrower to the Lender on demand and the Borrower fails to make payment as demanded or if the Borrower fails to pay any sum due or payable under this Agreement on the due date therefor;

         17.1.2 if the Borrower fails to perform any of the terms and conditions stipulated in this Agreement and if the failure is in the reasonable opinion of the Lender capable of remedy, the same is not remedied to the satisfaction of the Lender within fourteen (14) days of such failure;

         17.1.3 if any representation or warranty made by the Borrower in this Agreement or any certificate or statement delivered or made hereunder shall be or become incorrect or untrue in any material respect and if the default is in the reasonable opinion of the Lender capable of remedy, the same is not remedied to the satisfaction of the Lender within fourteen
                  (14) days of such failure;

         17.1.4 if the accounts of the Borrower delivered to the Lender under Clause 15.1 are qualified in a manner or to an extent which, in the reasonable opinion of the Lender, will adversely or materially affect the financial condition of the Borrower;

         17.1.5 if any other indebtedness (unless such indebtedness is disputed by the Borrower or its Related Corporation (as the case may be) in good faith) of the Borrower or any of its Related Corporations (to whomsoever owing) or part thereof is not paid at its stated maturity or on its due date or within any applicable grace period or by reason of any default or the occurrence of any event becomes due or is declared due prior to its stated maturity or original due date or if the Borrower or any of its Related Corporations fail to discharge any guarantee or indemnity given by it with respect to any indebtedness Provided that no Event of Default win occur under this paragraph 17.1.5 unless and until the aggregate amount of the indebtedness in respect of which one or more of the events mentioned in this paragraph 17.1.5 has/have occurred equals or exceeds Dollars Seven Million ($7,000,000.00);

         17.1.6 if an event has occurred which constitutes a default under or in respect of any other agreement or document to which the Borrower is a party or by which the Borrower may be bound or an event has occurred which, with the giving of notice, lapse of time, determination of materiality or other condition might constitute a default under or in respect of any such agreement or document and which event might in the reasonable opinion of the Lender adversely affect the financial condition of the Borrower;

         17.1.7 if the Borrower or any of its Related Corporations become insolvent, is unable to pay its debts as they fall due, stops, suspends, or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceedings or other step with a view to readjustment, rescheduling or deferral of all its indebtedness (or of any part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of any indebtedness on the part of the Borrower or any of its Related Corporations for any moneys whatsoever;

         17.1.8 if any application is made or petition presented pursuant to the Companies Act (Cap. 50) for an order that the Borrower or any of its Related Corporations be placed under the judicial management of a judicial manager;

         17.1.9 if the Borrower or any of its Related Corporations shall cease or threaten to cease to carry on its respective business;

         17.1.10 if a distress or execution is levied or enforced upon or issued against any part of the properties or assets of the Borrower or any of its Related Corporations;

         17.1.11 if any legal proceedings suits or actions of any kind whatsoever (whether criminal or civil) shall be instituted against the Borrower or any of its Related Corporations which in the reasonable opinion of the Lender will materially and adversely affect the Borrower's ability to repay the amounts payable to the Lender under this Agreement;

         17.1.12 if any present or future security or encumbrance on or over the assets of the Borrower or any of its Related Corporations is or becomes enforceable;

         17.1.13 if any step or petition is taken by any person for the dissolution or winding up of the Borrower or any of its Related Corporations or a receiver is appointed over the assets and undertakings of the Borrower or any of its Related Corporations other than any step or petition that is, in the reasonable opinion of the Lender, frivolous or vexatious and is withdrawn within fourteen (14) days after such step is taken or petition is presented;

         17.1.14 if the Borrower or any of its Related Corporations shall transfer or otherwise dispose of all or substantially all its assets to any person, firm or corporation except in the case of a reconstruction, whether by way of any scheme of arrangement or otherwise, which the Lender has approved;

         17.1.15 if any agency of any state seizes, compulsorily acquires, expropriates or nationalises all or a material part of the assets properties or shares of the Borrower or any of its Related Corporations;

         17.1.16 if it is or will become unlawful for the Borrower to perform or comply with any one or more of its obligations under this Agreement;

         17.1.17 if the Borrower or any of the Related Corporations is declared by the Minister to be a declared company under the provisions of Part IX of the Companies Act (Cap. 50);

         17.1.18 if there shall occur a material adverse change in the business, assets or financial position of the Borrower or any of its Related Corporations or if any situation shall have arisen which in the reasonable opinion of the Lender shall make it improbable that the Borrower will be able to perform its obligations under this Agreement;

         17.1.19 if at any time as determined by the Lender in its absolute discretion, the Government of Singapore holds less than twenty per cent (20%) of the issued and paid-up share capital of the Borrower, whether legally or beneficially;

         17.1.20 if at any time the issued and paid-up share capital of the Borrower is less than the Facility then outstanding and owing by the Borrower to the Lender,

and while such event is continuing, the Lender may by notice in writing to the Borrower declare the Total Indebtedness to be immediately due and payable whereupon they shall become so due and payable.

17.2 Upon the Total Indebtedness becoming due and payable pursuant to Clause 17.1:-

         17.2.1 the Lender shall be entitled to apply any credit balance standing to any account of the Borrower with the Lender and in whatever currency towards satisfaction of any sum due to the Lender from the Borrower on any account whatsoever (without prejudice to the generality of Clause 13); and

         17.2.2 all the Facility which have not been drawn or cancelled shall automatically be cancelled and forthwith cease to be available.

18.  INDEMNITY

18.1 Without prejudice to the foregoing terms and provisions the Borrower shall indemnify the Lender and hold the Lender harmless from and against all losses, damages, expenses, penalties, costs, claims or liabilities whatsoever, legal or otherwise, which the Lender may sustain suffer or incur as a consequence of:-

         18.1.1 any prepayment of the Drawing or any part thereof otherwise than on an Interest Payment Date or in accordance with this Agreement;

         18.1.2 any default in the payment of any principal moneys when due or any interest accrued thereon, or any other amounts payable hereunder; and/or

         18.1.3 the occurrence of any Event of Default or Potential Event of Default,

and such losses, damages, expenses, penalties, costs, claims or liabilities shall include but not be limited to such amount as the Lender shall certify (such certification being conclusive and binding upon the Borrower save for any manifest error or fraud and such certification to set out the basis of such amount payable) as being necessary to compensate the Lender for:-

         (a) any actual loss of interest, commission or fee incurred on account of such default; and

         (b) any interest, commissions or fees paid or payable on account of any funds borrowed in order to carry or maintain any unpaid amount except to the extent that such interest, commission or fees are recovered under the provisions of this Agreement.

For the avoidance of doubt, the indemnity herein shall not extend to loss of profit, earning or income suffered by the Lender as a result of any prepayment of the Drawing made by the Borrower in accordance with this Agreement.

19.  CURRENCY INDEMNITY

19.1 Dollars is the sole currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement, including damages.

19.2 Any amount received or recovered in a currency other than Dollars (including but not limited to any amount received or recovered as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the dissolution of the Borrower or otherwise) by the Lender in respect of any sum expressed to be due to it from the Borrower under this Agreement shall only constitute a discharge to the Borrower to the extent of the Dollar amount which the Lender is able, in accordance with its usual practice and at The Development Bank of Singapore Limited's own rate of exchange then prevailing, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

19.3 If that Dollar amount is less than the Dollar amount expressed to be due to the Lender under this Agreement, the Borrower shall indemnify the Lender against any loss sustained by it as a result thereof. In any event, the Borrower shall indemnify that Lender against the reasonable cost of making any such purchase.

19.4 These indemnities constitute a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any parties hereto and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any judgment or order.

20.  WAIVER NOT TO PREJUDICE RIGHT OF THE LENDER

20.1 The Lender may from time to time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Borrower of any of the undertakings, stipulations, terms and conditions herein contained and any modification thereof but without prejudice to its powers, rights and remedies for enforcement thereof, Provided Always that:-

         20.1.1 no neglect or forbearance of the Lender to require and enforce payment of any monies hereunder or the performance and observance of any undertakings stipulations terms and conditions contained in this Agreement, nor any time which may be given to the Borrower shall in any way prejudice or affect any of the rights, powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof; and

         20.1.2 no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the undertakings, stipulations, terms or conditions aforesaid.

20.2 Any such waiver and any consent by the Lender under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the Lender. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

20.3 The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21.  INDULGENCE OF THE LENDER NOT TO DISCHARGE THE BORROWER

         The liability of the Borrower hereunder shall not be impaired or discharged by reason of the fact that any person is or has become in any way, whether with or without the Lender's acceptance, liable to pay any of the moneys owing by the Borrower hereunder or by reason of any time or other indulgence being granted by or with the consent of the Lender to any such person or by reason of any arrangement being entered into or composition accepted by the Lender modifying the operation of law or otherwise the rights and remedies of the Lender under the provisions of this Agreement.

22.  FEES AND EXPENSES

         The Borrower shall pay forthwith on demand:-

22.1 all reasonable expenses including stamp duty (whether as penalty or otherwise), legal, administrative, registration, execution, valuation fees and any other costs or charges (including abortive costs) incurred or expended by the Lender in connection with the Facility and/or this Agreement whether the Facility is accepted or otherwise together with all goods and services tax in connection therewith; and

22.2 all legal fees as between solicitors and clients on a full indemnity basis and other costs and disbursements whatsoever including but not limited to stamp or other duties incurred by the Lender in connection with demanding and enforcing payment of monies due hereunder or otherwise howsoever in enforcing this Agreement, or any other document called for by the terms of this Agreement or any of the covenants, undertakings, stipulations, terms, conditions or provisions of this Agreement, or any other document called for by the terms of this Agreement or incurred in connection with any delay or Omission on the part of the Borrower to pay any stamp or other duties in connection with this Agreement, or any other document called for by the terms of this Agreement together with all goods and services tax in connection therewith.

23.  DEFAULT IN PAYMENT OF EXPENSES

         In addition to and not in derogation of the other provisions of this Agreement, if the Borrower shall fail or refuse to pay any legal fees tax stamp duty and other costs charges and expenses which the Borrower is liable to pay under any provisions of this Agreement, the Lender may at its discretion pay the same (but shall not be under any obligations to do so) and if such payment is made by the Lender the Borrower shall forthwith on demand repay the same to the Lender together with interest thereon at the Default Interest Rate, such interest to be calculated from day to day with monthly rests from the date of payment by the Lender up to the date of repayment by the Borrower.

24.  NOTICES

24.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served under this Agreement to or on any party may be delivered at or sent by prepaid registered post or by telex or facsimile transmission to the address, telex number or facsimile number and marked for the attention of the person or department (if any) from time to time designated by that party for the purpose of this Agreement and shall be deemed to be duly served:-

         24.1.1   if it is delivered, at the time of delivery;

         24.1.2 if it is sent by prepaid registered post, two (2) Business Days after posting thereof; and

         24.1.3 if it is sent by telex or facsimile transmission, immediately after transmission thereof if the date of transmission is a Business Day, and if the date of transmission is not a Business Day, then the notice by telex or facsimile transmission shall be deemed to be served on the next Business Day.

24.2 Any communication from the Borrower shall be irrevocable. Except for the drawdown notice, all other notices, requests, demands or other communications which are required by this Agreement to be in writing may be made by telex or facsimile transmission.

         24.3 For the purpose of this Clause, notice, request, demand or other communication to any party shall be given or served at its address, telex number or facsimile number set out below its name in the execution clause or at such other address, telex number or facsimile number from time to time notified to the other parties in writing.

25.  SUCCESSORS AND ASSIGNS

25.1 This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their successors in title and the assigns of the Lender and any reference in this Agreement to any party shall be construed accordingly. All undertakings, agreements, representations and warranties given, made or entered into by the Borrower under this Agreement shall survive the making of any assignments hereunder.

25.2 The Borrower shall have no right to assign or transfer any of its rights or obligations hereunder and it shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations hereunder, and for the due and punctual observance and performance thereof.

25.3 The Lender may assign all or part of its rights or transfer all or part of its obligations under this Agreement without the consent of the Borrower. Any such assignee or transferee shall be and be treated as a party of this Agreement for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

26.  SEVERABILITY

         If any one or more of the provisions contained in this Agreement shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired but this Agreement shall be construed as if such invalid, unlawful or unenforceable provision had never been included in this Agreement.

27.  DISCLOSURE

         The Lender shall be entitled, subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld, to disclose to any potential assignee or transferee or guarantor or any other person who has entered into or is proposing to enter into contractual arrangements with the Lender or the Borrower in relation to this Agreement or any moneys or liabilities under or relating to the Facility any information about the Borrower and the Facility or information regarding the moneys or other relevant particulars of any of the Borrower's accounts with the Lender.

28.  CALCULATION AND EVIDENCE

28.1 The entries in the accounts maintained by the Lender in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrower recorded therein.

28.2 A statement or certificate in writing signed by the Assistant Manager or Investment Administration Officer or other duly authorised officer for the time being of the Lender and certifying (a) the amount due at any time in respect of any moneys owing or payable by the Borrower to the Lender and/or any liabilities incurred by the Lender and payable by the Borrower to the Lender under or by virtue of any terms, conditions or stipulations of this Agreement, or (b) any interest rate applicable; or any other certificate determination, notification or opinion of the Lender provided for in this Agreement shall (in the absence of any manifest error or fraud) be final and conclusive of the matters so certified and be binding upon the Borrower.

29.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

         This Agreement shall be governed by and construed in all aspects in accordance with the laws of Singapore.

                                   SCHEDULE 1

                              Conditions Precedent

1. A certified copy of the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower.

2. A certified copy of resolutions of the Board of Directors of the Borrower in form and substance satisfactory to the Lender authorising, in accordance with the Memorandum and Articles of Association of the Borrower:-

         (a) the acceptance of the Facility upon the terms and conditions enumerated in this Agreement;

         (b)      the execution of this Agreement;

         (c) a person or persons to sign the drawdown notice and any other notices and any other documents to be executed under hand and to be given pursuant to or ancillary to this Agreement by or on behalf of the Borrower;

         (d) the execution of all other documents called for by this Agreement.

3. A verification certificate by a director of the Borrower together with list of the names and specimen signatures of each of the authorised signatories referred to in paragraph 2(c) authenticated by such director.

4. A certificate from the Borrower's Company Secretary, certified by its Chairman, that the Borrower's issued and paid-up capital is no less than Dollars Fifty million ($50,000,000.00).

5. This Agreement duly executed and all stamp fees (if any) payable thereon under the laws of Singapore.

6. Such other documents as the Lender may reasonably request not later than one (1) Business Day before the date of the Drawing.

                                   SCHEDULE 2

                                NOTICE OF DRAWING



                                  Three (3) Business Days before date of Drawing

POST OFFICE SAVINGS BANK OF SINGAPORE
73 Bras Basah Road
5th Storey POSB Centre
Singapore 189556
("the Lender")

Attention: Ms Eu Chin Fen

$50 MILLION TERM LOAN FACILITY TO CHARTERED SEMICONDUCTOR MANUFACTURING LIMITED

Dear Sirs

Pursuant to Clause 5 of the Facility Agreement dated the ____ day of __________, 1997 made between ourselves as Borrower and yourselves Lenders ("the Agreement") in respect of the Facility (as defined in the Agreement), we hereby give you notice for the following Drawing:-

Amount                              :       Dollars
                                            ($_____________)

Date of Drawing:

Payee:                                      [name(s) and address(es)]

We confirm:-

(1) that the Conditions Precedent mentioned in Schedule 1 of the Agreement have been complied with in every respect;

(2) that each of the Representations and Warranties contained in Clause 14 of the Agreement are true and accurate in all respects as though made on the date of this Notice with reference to facts and circumstances presently subsisting and will be true and accurate in all respects on the date of the intended Drawing as though made on the date of the intended Drawing with reference to facts and circumstances then subsisting;

(3) that as at the date hereof, no Event of Default has occurred and no event has occurred which, with the giving of notice and/or the lapse of time might constitute an Event of Default. We further represent warrant and undertake that no Event of Default and no such event as aforesaid will exist at the date of the intended Drawing; and

Yours faithfully

CHARTERED SEMICONDUCTOR MANUFACTURING LIMITED

 .................................
Name:
Title:

         IN WITNESS WHEREOF the parties hereto have executed this Agreement under hand the day and year first above written.



Signed by Tan Bock Seng                     )  /s/ TAN BOCK SENG
                                            )  ------------------------------
for and on behalf of                        )
CHARTERED SEMICONDUCTOR                     )
MANUFACTURING LIMITED                       )
Address: 60 Woodlands Industrial            )
         Park D Street 2                    )
         Singapore 738406                   )
Facsimile Number:  362 2909                 )
Attn:    Mr. Chia Song Hwee                 )
                                            )
in the presence of: Chia Song Hwee          )  /s/ CHIA SONG HWEE
                                               ------------------------------

Signed by Chua Bee Choo (Miss)              )  /s/ CHUA BEE CHOO
          Director (Investment)             )  ------------------------------
          POS Bank                          )
for and on behalf of                        )
POST OFFICE BANK OF                         )
SINGAPORE                                   )
Address: 73 Bras Basah Road                 )
         POSB Centre                        )
         Singapore 189556                   )
Telex Number:  RS 25450                     )
Facsimile Number: 339 1479                  )
Attn:    Ms. Eu Chin Fen                    )
in the presence of: Eu Chin Fen             )  /s/ EU CHIN FEN
                                            )  ------------------------------





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